SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 26, 2002

United Park City Mines Company

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	1-3753 (Commission File Number)	87-0219807 (IRS Employer Identification #)

P.O. Box 1450, Park City, UT 84060

(Address of Principal Executive Office)

(801) 649-8011

(Registrant's telephone number, including area code)

Item 5. Other Events

On August 26, 2002, United Park City Mines Company (the "Company") executed an Agreement and Plan of Merger (the "Agreement") by and among the Company, owners of more than a majority of the Company's stock ("Majority Stockholders"), Capital Growth Partners, LLC ("CGP") and CGP Acquisition, Inc. ("CGP Acq.") pursuant to which CGP Acq. will merge with and into the Company resulting in the Company becoming a wholly owned subsidiary of CGP (the "Merger"). Stockholders of the registrant on the effective date of the Merger will receive in consideration for the stock they hold cash in the amount of $25 per share, less a pro rata portion of certain advisory, legal and other fees and expenses in connection with the transaction, estimated not to exceed $0.50 per share. The Agreement supercedes the stock purchase agreement, as amended, previously disclosed by the Company.

Item 7. Exhibits

(c)

10.1

Agreement and Plan of Merger, dated as of August 26, 2002, by and among Capital Growth Partners, LLC,
CGP Acquisition, Inc., United Park City Mines Company and those parties whose names are set forth on the signature pages thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARK CITY MINES COMPANY

By: ___/s/Hank Rothwell________________________

Hank Rothwell

President

Dated: August 26, 2002

Index to Exhibits

10.1

Agreement and Plan of Merger, dated as of August 26, 2002, by and among Capital Growth Partners, LLC,
CGP Acquisition, Inc., United Park City Mines Company and those parties whose names are set forth on the signature pages thereto